Exhibit 10.1

Execution version

Dated ___ February 2024

Amendment and Restatement Agreement No. 2

in respect of a

Loan Agreement
originally dated 26 July 2023 and
subsequently amended and restated on 8 August 2023

between

United Capital Investments London Limited
as Lender

and

Lottery.com Inc

as Borrower

(i)

This Agreement is dated ___ February 2024 and made between:

(1)	United Capital Investments London Limited, a company existing under the laws of England with company number 10490012, having its registered office at: 18 (2nd Floor) Savile Row, London, England, W1S 3PW (the “Lender”); and

(2)	Lottery.com, INC, a company existing under the laws of the State of Delaware, having its registered office at: 20808 State Hwy. 71W, Unit B, Spicewood, Texas 78669, the United States (the “Borrower”),

(the “Parties” and each a “Party”).

Whereas:

(A)	Reference is made to the loan agreement dated 26 July 2023 and made between the Lender and the Borrower (as amended, restated, supplemented, varied or extended from time to time, including by an amendment and restatement agreement dated 8 August 2023, the “Loan Agreement”).

(B)	The Parties wish to amend and restate the Loan Agreement on the terms and subject to the conditions set out in this Agreement in order to introduce an Additional Accordion (as defined in the Amended Loan Agreement) to be made available by the Lender to the Borrower.

(C)	It is intended that this Agreement takes effect as a deed notwithstanding the fact that a party may only execute this Agreement under hand.

It is agreed as follows:

1.	Definitions and Interpretation

1.1	Interpretation

(a)	Save as defined in this Agreement, words and expressions defined in the Loan Agreement shall have the same meanings in this Agreement.

(b)	Clauses 1.2 through 1.7 and 19 (Third Party rights) of the Loan Agreement shall be deemed to be incorporated into this Agreement, save that references in the Loan Agreement to “this Agreement” shall be construed as references to this Agreement.

1.2	Definitions

In this Agreement the following expressions shall have the following meanings:

“Amended Loan Agreement” means the Loan Agreement as amended and restated by this Agreement.

“Effective Date” means the date of this Agreement.

2.	Amendment and Restatement of the Loan Agreement

2.1	Pursuant to the terms of the Loan Agreement, each Party consents to the amendments and restatement to the Loan Agreement contemplated by this Agreement.

2.2	With effect on and from the Effective Date:

(a)	the Loan Agreement shall be amended and restated in the form set out in Schedule 1 (The Amended and Restated Loan Agreement); and

(b)	all references in the Loan Agreement to “this Agreement” shall be construed to be to the Amended Loan Agreement.

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2.3	With effect on and from the Effective Date, the Loan Agreement and this Agreement shall be read and construed as one document and references to the Loan Agreement in each Transaction Document shall be read and construed as references to the Amended Loan Agreement.

2.4	Save as amended and restated by this Agreement, the Loan Agreement, and each Transaction Document to which it is a party shall continue in full force and effect.

3.	Confirmations

3.1	The Borrower shall, at the request of the Lender, and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or intended to be effected pursuant to this Agreement.

4.	Representations and Warranties

The Borrower on the Effective Date makes the representations and warranties set out in Clause 5 (Borrower’s Representations and Warranties) of the Loan Agreement as if references to “this Agreement” in those representations were references to this Agreement.

5.	Costs and Expenses

The provisions of Clause 23 (Costs) of the Loan Agreement shall apply to this Agreement as if it were expressly set out in this Agreement with the necessary changes being made and with each reference in the Loan Agreement to “this Agreement” being construed as references to this Agreement.

6.	Incorporation of Terms

The terms of clauses 12 (Notices), 17 (Invalidity) and 22 (Remedies) of the Loan Agreement shall be deemed to be incorporated into this Agreement save that references in the Loan Agreement to “this Agreement” shall be construed as references to this Agreement.

7.	Counterparts

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.	Governing Law

This Agreement and any dispute or claim arising out of or in connection with this Agreement or their subject matter, existence, negotiation, validity, termination, enforceability or breach (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English law.

9.	Enforcement

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by the LCIA under the LCIA Rules (the “Rules”), which Rules are deemed to be incorporated by reference into this Clause 9. The number of arbitrators shall be one (1). The seat, or legal place, of arbitration shall be London, the United Kingdom. The language to be used in the arbitral proceedings shall be English. The Parties agree that any restriction in the Rules upon the nomination or appointment of an arbitrator by reason of nationality shall not apply to any arbitration commenced pursuant to this Clause 9. Any decision under such arbitration proceedings shall be final and binding on the Parties. The tribunal shall order an unsuccessful Party in the arbitration to pay the legal and other costs incurred in connection with the arbitration by a successful Party. Each Party consents to be joined in the arbitration commenced under the arbitration agreement set out in this Clause 9. For the avoidance of doubt, this Clause 10 constitutes each Party’s consent to joinder in writing for the purposes of the Rules. Each Party agrees to be bound by any award rendered in the arbitration, to which it was joined pursuant to this Clause 9. Each Party consents to the consolidation, in accordance with the Rules, of two (2) or more arbitrations commenced under the arbitration agreement set out in this Clause 9. For the avoidance of doubt, this Clause 9 constitutes each Party’s agreement to consolidation in writing for the purposes of the Rules.

This Agreement has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Borrower and is intended to be and is delivered by them as a deed on the date specified above.

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Schedule 1
The Amended and Restated Loan Agreement

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Signatories

The Borrower

Executed as a deed by Lottery.com Inc	By: Paul Jordan

in the presence of:

Date:
Name of Witness:
Position:

The Lender

Executed as a deed by United Capital Investments London Limited	By: Mark Bernard Battles

in the presence of:

Date:
Name of Witness:
Position:

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